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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported) November 19, 1997


                           AVIATION DISTRIBUTORS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                    0-29028                  33-0715685
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                              Identification No.)

            ONE WRIGLEY DRIVE
            IRVINE, CALIFORNIA                                  92618
  (Address of Principal Executive Office)                     (Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (714) 586-7558

                        ---------------------------------

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On August 29, 1997, Arthur Andersen LLP (the "Former Auditor") resigned as the independent auditors of Aviation Distributors, Inc. (the "Company"), as previously disclosed in a Current Report on Form 8-K originally filed with the Securities and Exchange Commission on September 8, 1997 and as amended on September 17, 1997.

        On November 18, 1997, the Company's Audit Committee engaged Grant Thornton LLP (the "New Auditor") as its independent auditors.

        The Registrant's Board of Directors has approved the decision to engage the New Auditor.

ITEM 5. OTHER EVENTS.

        Effective November 17, 1997, Osamah S. Bakhit resigned as a member of the Company's Board of Directors and as the Company's Chairman of the Board and Chief Executive Officer. Mr. Bakhit will continue to work for the Company on a full-time basis in marketing and sales, reporting directly to the Board of Directors. Mr. Bakhit will have no managerial, administrative or operational responsibilities other than in connection with any duties delegated to him by the Board relating to marketing and sales. The employment agreement between the Company and Mr. Bakhit dated July 16, 1996 has been amended to provide that the Company is not obligated to employ Mr. Bakhit in the capacities of Chairman of the Board and Chief Executive Officer or to use its best efforts to nominate him as a member of the Board of Directors.

        Also effective November 17, 1997, the Company, Mr. Bakhit, and Dirk O. Julander, an attorney in private practice in Irvine, California, entered into a Voting Trust Agreement (the Voting Trust

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Agreement") pursuant to which Mr. Bakhit placed 1,435,000 shares (the "Voting
Trust Shares") of the Company's Common Stock owned by him into a voting trust and named Mr. Julander (the "Trustee") as the Trustee of the voting trust. The voting trust expires on January 1, 2000.

        Mr. Bakhit also agreed to place an additional 350,000 shares of the Company's Common Stock, currently pledged to City National Bank to secure indebtedness of Mr. Bakhit (the "Pledged Shares"), into the voting trust upon the termination of the Pledge Agreement relating to the Pledged Shares. Mr. Bakhit has granted to Mr. Julander an irrevocable proxy on the Pledged Shares expiring January 1, 2000.

        During the term of the Voting Trust Agreement, the Trustee has and is entitled to exercise all of the rights of Mr. Bakhit arising from the Voting Trust Shares of every kind and nature. In consideration of the creation of the voting trust, the Company agreed not to issue any Common Stock or securities convertible into Common Stock without first obtaining the consent of Mr. Bakhit. Pursuant to the terms of the Voting Trust Agreement, the Trustee is obligated to use his best business judgment to the end that the affairs of the Company shall be properly managed and the interests of Mr. Bakhit safeguarded. The Company agreed to review the Voting Trust Agreement in one year to determine the necessity of continuing the voting trust and has the right to terminate the Voting Trust Agreement at such time.

        A copy of the Voting Trust Agreement is filed as an exhibit (see Exhibit
7.1 to Item 7 below) this Current Report and is incorporated herein in its entirety by this reference.

        Also, effective November 13, 1997, Mark W. Ashton resigned as Vice President-Finance, Chief Financial Officer, and a member of the Board of Directors of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        7.1 Voting Trust Agreement dated November 17, 1997 by and among Osamah S. Bakhit, Aviation Distributors, Inc. and Dirk O. Julander.

        7.2 Irrevocable Proxy dated November 17, 1997 from Osamah S. Bakhit to Dirk O. Julander.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AVIATION DISTRIBUTORS, INC.



November 19, 1997             By:  /s/Bruce H. Haglund
                                   ------------------------------
                                   Bruce H. Haglund, Secretary